UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2017

ALLISON TRANSMISSION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35456	26-0414014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Allison Way, Indianapolis, Indiana		46222
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (317) 242-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 26, 2017, Allison Transmission Holdings, Inc. (the “Company”) and Allison Transmission, Inc. (the “Issuer”), a wholly owned subsidiary of the Company, the several lenders party thereto and Citicorp North America, Inc., as Administrative Agent, entered into an Incremental Facility Joinder Agreement (the “Joinder Agreement”) supplementing the Amended and Restated Credit Agreement, dated as of September 23, 2016.

The Joinder Agreement increased the available commitments under the revolving credit facility from $450 million to $550 million.

This summary of the Joinder Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Joinder Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Certain of the information required by this item is included in Item 2.03 below and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On September 26, 2017, the Issuer issued $400 million in aggregate principal amount of 4.750% Senior Notes due 2027 (the “Notes”). The Notes were issued pursuant to an Indenture, dated September 26, 2017, between the Issuer and Wilmington Trust, National Association, as Trustee (the “Indenture”). The Notes pay interest semi-annually in arrears. The Notes were offered in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The net proceeds from the offering will be used for general corporate purposes and to pay related transaction fees and expenses.

Optional Redemption Provisions and Change of Control Repurchase Right

At any time prior to October 1, 2022, upon not less than 10 nor more than 60 days’ notice, the Notes will be redeemable at the Issuer’s option, in whole at any time or in part from time to time, at a price equal to 100.0% of the principal amount of the Notes redeemed, plus a make-whole premium as set forth in the Indenture, plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date. Beginning October 1, 2022, the Issuer may redeem the Notes, at its option, in whole at any time or in part from time to time, subject to the payment of a redemption price together with accrued and unpaid interest, if any, to (but not including) the applicable redemption date. The redemption price includes a call premium that varies (from 2.375% to 0%) depending on the year of redemption.

In addition, at any time prior to October 1, 2020, the Issuer may redeem up to 40.0% of the aggregate principal amount of the Notes at a redemption price equal to 104.750% of the principal amount thereof, together with accrued and unpaid interest, if any, to (but not including) the applicable redemption date, with the net cash proceeds of sales of one or more equity offerings by the Issuer or any direct or indirect parent of the Issuer.

The Issuer or a third party has the right to redeem the Notes at 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of redemption following the consummation of a change of control, as defined in the Indenture, if at least 90.0% of the Notes outstanding prior to such date of purchase are purchased pursuant to a change of control offer with respect to such change of control. The holders of the Notes will also have the right to require the Issuer to repurchase their Notes upon the occurrence of a change in control, at an offer price equal to 101.0% of the principal amount of the Notes plus accrued and unpaid interest, if any, to (but not including) the date of repurchase.

Ranking

The Notes are the Issuer’s senior unsecured obligations. The Notes will be guaranteed by each of the Issuer’s existing and future domestic subsidiaries that is a borrower under or that guarantees obligations under the Issuer’s senior secured credit facility, subject to certain exceptions, but will not be guaranteed by the Company. None of the Issuer’s domestic subsidiaries currently guarantee its obligations under the Issuer’s senior secured credit facility, and therefore none of the Issuer’s domestic subsidiaries currently guarantee the Notes. Under the terms of the Indenture, the Notes rank equally in right of payment with all of the Issuer’s and the guarantors’ existing and future senior debt, including borrowings under the Issuer’s senior secured credit facility and the Issuer’s outstanding 5.000% Senior Notes due 2024, and rank contractually senior in right of payment to the Issuer’s and the guarantors’ existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the Notes. The Notes are effectively subordinated to the Issuer’s and the guarantors’ existing and future secured indebtedness, including borrowings under the Issuer’s senior secured credit facility, to the extent of the value of the assets securing such indebtedness. The Notes and guarantees are structurally subordinated to all existing and future indebtedness and liabilities (including trade payables) of the Issuer’s subsidiaries that do not guarantee the Notes.

Restrictive Covenants

The Indenture contains covenants that limit the Issuer’s (and its subsidiaries’) ability to, among other things: (i) incur additional debt or issue certain preferred stock; (ii) create liens on assets; (iii) transfer or sell assets; (iv) create restrictions on payment of dividends or other amounts by the Issuer’s restricted subsidiaries to the Issuer or its restricted subsidiaries; (v) engage in mergers or consolidations; (vi) engage in certain transactions with affiliates; and (vii) designate the Issuer’s subsidiaries as unrestricted subsidiaries. In addition, under certain circumstances the Indenture will also limit the Issuer’s (and its subsidiaries’) ability to pay dividends, redeem stock and make other distributions, restricted payments or investments.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture. A copy of the Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On September 26, 2017, the Company issued a press release announcing consummation of the offering of the Notes and entrance into the Joinder Agreement. The information furnished with this Current Report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

4.1	Indenture, dated as of September 26, 2017, between the Issuer and Wilmington Trust, National Association, as Trustee (including form of Note).

10.1	Incremental Facility Joinder Agreement, dated as of September 26, 2017, supplementing the Amended and Restated Credit Agreement, dated as of September 23, 2016, among Allison Transmission Holdings, Inc., Allison Transmission, Inc., as Borrower, the several banks and other financial institutions or entities from time to time parties thereto as lenders and Citicorp North America, Inc., as Administrative Agent.

99.1	Allison Transmission Holdings, Inc. press release, dated September 26, 2017.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of September 26, 2017, between the Issuer and Wilmington Trust, National Association, as Trustee (including form of Note).

10.1	Incremental Facility Joinder Agreement, dated as of September 26, 2017, supplementing the Amended and Restated Credit Agreement, dated as of September 23, 2016, among Allison Transmission Holdings, Inc., Allison Transmission, Inc., as Borrower, the several banks and other financial institutions or entities from time to time parties thereto as lenders and Citicorp North America, Inc., as Administrative Agent.

99.1	Allison Transmission Holdings, Inc. press release, dated September 26, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allison Transmission Holdings, Inc.

Date: September 26, 2017	By:	/s/ Eric C. Scroggins
Eric C. Scroggins
Vice President, General Counsel and Secretary